SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

Vision Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Alabama	63-1230752
(State of incorporation or organization)	(IRS Employer Identification No.)

2201 West 1st Street Gulf Shores, Alabama	36542
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ■

Securities Act registration statement file number to which this Form relates:                  (if applicable)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the common stock of Vision Bancshares, Inc. (the “Company”) is incorporated by reference to Form SB-2 previously filed by the Company on September 29, 1999 (Commission File No. 333-88073).

Item 2.	Exhibits

Sections 3.03 and 3.04 and Article VI of the Company’s Amended and Restated Articles of Incorporation of Vision Bancshares, Inc. contained at Exhibit 3.1 of the Company’s Registration Statement on Form SB-2, Amendment No. 1 (File Number 333-88073) and incorporated herein by reference.

Article II and Section 2 of Article III of the Company’s Bylaws contained at Exhibit 3.2 of the Company’s Registration Statement on Form SB-2 (File Number 333-88073) and incorporated herein by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Vision Bancshares, Inc.

/s/ William E. Blackmon
.By:	William E. Blackmon
	Its:	Chief Financial Officer

Dated April 29, 2004

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